Exhibit 10.13
          TEMPORARY WAIVER AND AMENDMENT, dated as of May 20, 2008 (this “Temporary Waiver and Amendment”), among CAMBIUM LEARNING, INC., a Delaware corporation and successor to VSS-Cambium Merger Corp. (“Borrower”), VSS-CAMBIUM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as Administrative Agent, and the Required Note-Holders, in each case listed on the signature pages hereto, to the Note Purchase Agreement dated as of April 12, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Purchase Agreement”) among Borrower, Holdings, each purchaser from time to time party thereto (collectively, the “Purchasers” and individually, a “Purchaser”) and TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as administrative agent (in such capacity, “Administrative Agent”) for the Purchasers. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
          WHEREAS, Borrower has failed to timely deliver (i) consolidated financial statements of Holdings for the fiscal year ended December 31, 2007 (the “Audited Financial Statements”) accompanied by an opinion of Ernst and Young LLP, a management report, a narrative report and management’s discussion and analysis as required by Section 8.1(a)(i) of the Purchase Agreement and (ii) a Compliance Certificate and a report by Ernst and Young LLP (the “E&Y Certificate”) certifying that in the course of its regular audit of the financial statements of Holdings and its subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, Ernst and Young LLP obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred as required by Section 8.1(a)(iv) of the Purchase Agreement (collectively, the Financial Reporting Defaults”). The Financial Reporting Default constitute Events of Defaults under the Purchase Agreement; and
          WHEREAS, at the request of the Issuer Parties, the Administrative Agent and the Required Note-Holders have agreed to grant certain temporary waivers and make certain amendments to the Purchase Agreement, but only on the terms and conditions set forth in this Amendment.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Temporary Waiver. Subject to the satisfaction of the conditions set forth in Section 5 of this Temporary Waiver and Amendment, (A) the Required Note-Holders hereby temporarily waive the Financial Reporting Defaults and extend the date upon which Borrower shall be required to deliver to Administrative Agent and Purchasers the Audited Financial Statements accompanied by an opinion of Ernst and Young LLP, a management report, a narrative report and management’s discussion and analysis, the Compliance Certificate, the E&Y Certificate and the Monthly Reports, in each case to July 15, 2008 (the “Delivery Date”); provided, however, that the delivery of any such documentation on or before the Delivery Date shall not constitute a cure or waiver of the Events of Default caused by the Financial Reporting Defaults and that on or before the Delivery Date, Borrower, Holdings, Administrative Agent and the Purchasers shall enter into an amendment to the Purchase Agreement in form and substance satisfactory to the Administrative Agent and the Purchasers and the failure to enter into such amendment shall constitute an additional Event of Default under the Purchase Agreement and (B) with respect to any other Defaults or Events of Default set forth on Schedule I hereto, the Required Note-Holders hereby temporarily waive until the Delivery Date such Defaults or Events of Default.
          Section 2. Amendment to the Purchase Agreement. In connection with the temporary waiver, from the Effective Date (as defined below) through the Delivery Date, the Purchase Agreement shall be deemed modified to reflect the following:
          (i) Section 1.1 of the Purchase Agreement shall be amended to include the following definition in its proper alphabetical order:
““Existing Sponsor Loan Documents” shall mean the documents evidencing those certain unsecured loans in aggregate principal amount of $3,000,000 provided to Borrower by Sponsor and/or its Controlled Investment Affiliates on or before the First Amendment Effective Date.”
““First Amendment Effective Date” shall mean May 20, 2008.”
““Temporary Waiver and Amendment” shall mean the Temporary Waiver and Amendment which amends this Agreement, dated as of the First Amendment Effective Date, among the Borrower, Holdings, the Administrative Agent and the Purchasers party thereto.”
          (ii) Section 8.2(a)(xv) of the Purchase Agreement shall be amended and restated as follows:
“(xv) unsecured Indebtedness of any Issuer Party in an aggregate amount not to exceed $8.0 million at any time outstanding; provided, however, that such Indebtedness shall be evidenced by a note in form and substance as set forth in Exhibit A to the Temporary Waiver and Amendment with modifications, if any, to such terms not to be more adverse to the Issuer Parties and the interest of the Purchasers than any other Indebtedness incurred under this clause (xv) and outstanding on the First Amendment Effective Date (including without limitation the subordination of such Indebtedness to the Obligations) nor more favorable to the creditors of any other Indebtedness of Company than to Purchasers hereunder; provided, further, that such Indebtedness shall only accrue interest (including any default interest) in the form of pay-in-kind interest and such Indebtedness shall not have any sinking fund or other principal payment and shall not be redeemable or prepayable without the prior written consent of the Required Note-Holders”
          Section 3. Amendment to Notes. In connection with and in consideration of the temporary waiver set forth above, from the date hereof through but excluding the date on which the Purchase Agreement is amended and restated in form and substance satisfactory to the Administrative Agent and the Required Note-Holders (the “Increase Period”), Section 2(a) of each Note is hereby amended so that during the Increase Period the Company shall pay interest on the Accreted Principal Amount (as defined in the Notes) of such Note at the rate of thirteen and three-quarters percent (13.75%) per annum (“Interest Rate”) on the same dates and on the

2

same conditions as set forth in the Notes and three and three-quarters percent (3.75%) per annum of the Interest Rate shall constitute the PIK Amount.
          Section 4. Representation and Warranties. Borrower represents and warrants to the Purchasers as of the date hereof that:
          (a) The execution, delivery and performance of this Temporary Waiver and Amendment have been duly authorized by all necessary corporate action by Borrower, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Issuer Party, (iii) will not violate any Requirements of Law and (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Issuer Party or its property, or give rise to a right thereunder to require any payment to be made by any Issuer Party;
          (b) this Temporary Waiver and Amendment constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower and the other Issuer Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
          (c) On and as of the Effective Date (giving effect to this Temporary Waiver and Amendment), each of the representations and warranties made by any Issuer Party contained in Article 5 of the Purchase Agreement and each other Transaction Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Effective Date (giving effect to this waiver), as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and
          (d) At the time of and after giving effect to this Temporary Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
          Section 5. Conditions. This Temporary Waiver and Amendment shall become effective as of the date (the “Effective Date”), when, and only when, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied:
          (a) The Administrative Agent (or its counsel) shall have received from the Borrower either (i) a counterpart of this Waiver and Amendment signed on behalf of Borrower or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Waiver) that Borrower has signed a counterpart of this Waiver and Amendment, in either case by no later than 11.59 PM New York City time on May 19, 2008;
          (b) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Borrower and the Required Lenders (as defined in the Senior Credit Agreement) shall have entered into a waiver of the Senior Credit Agreement on terms and conditions satisfactory to the Administrative Agent and Required Note-Holders; and

3

          (c) Borrower shall have received an unsecured loan from Sponsor and/or its Controlled Investment Affiliates in an aggregate principal amount of not less than $4,000,000 on terms and conditions substantially consistent with the promissory note attached hereto as Exhibit A (the “Waiver Date Sponsor Loan”).
          Section 6. Covenant. In addition to the Waiver Date Sponsor Loan, Borrower is required to receive an additional unsecured senior loan from Sponsor and/or its Controlled Investment Affiliates in an aggregate principal amount of $1,000,000 which Loan shall be made pursuant to Section 8.2(xv) of the Purchase Agreement (as amended hereby) (the “New Sponsor Loan”). In the event that Borrower has not received the proceeds of the New Sponsor Loan on or prior to May 21, 2008, this Limited Waiver and Amendment shall immediately be terminated and Administration Agent and the Purchasers shall be entitled to exercise all of their rights and remedies under the Purchase Agreement and the other Transaction Documents.
          Section 7. Expenses. Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Temporary Waiver and Amendment, including the reasonable fees, charges and disbursements of Loeb & Loeb LLP, counsel for the Administrative Agent.
          Section 8. Counterparts. This Temporary Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Temporary Waiver and Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          Section 9. Applicable Law; Jurisdiction; Consent to Service of Process. THIS TEMPORARY WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 12.8 and 12.9 of the Purchase Agreement are hereby incorporated by reference, mutatis mutandis, in this Amendment.
          Section 10. Headings. The headings of this Temporary Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 11. Effect of Temporary Waiver and Amendment. Except as expressly set forth herein, this Temporary Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Agents under the Purchase Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other provision of the Purchase Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Required Note-Holders agree that Borrower and the Administrative Agent may enter into an Amended and Restated Purchase Agreement after the Temporary Waiver and Amendment Effective Date in form and substance

4

satisfactory to the Administrative Agent to give effect to this Temporary Waiver and Amendment. By executing and delivering a copy hereof, each applicable Issuer Party hereby agrees and confirms that all Obligations shall be guaranteed and secured pursuant to the Transaction Documents as provided therein.

5

          IN WITNESS WHEREOF, the parties hereto have caused this Temporary Waiver and Amendment to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.

By:	/s/ Eric Van Ert Name: Eric Van Ert
Title: Secretary

VSS-CAMBIUM HOLDINGS, LLC

By:	/s/ Eric Van Ert Name: Eric Van Ert
Title: Secretary

ADMINISTRATIVE AGENT:

TCW/CRESCENT MEZZANINE PARTNERS IV, L.P.

By:	TCW/Crescent Mezzanine Management IV, L.L.C., its Investment Manager

By:	TCW/Asset Management Company, its Sub-Advisor

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

PURCHASERS:

TCW/CRESCENT MEZZANINE PARTNERS IV, L.P.

By:	TCW/Crescent Mezzanine Management IV, L.L.C., its Investment Manager

By:	TCW/Asset Management Company, its Sub-Advisor

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

TCW/CRESCENT MEZZANINE PARTNERS IVB, L.P.

By:	TCW/Crescent Mezzanine Management IV, L.L.C., its Investment Manager

By:	TCW/Asset Management Company, its Sub-Advisor

By:	/s/ Patrick Turner Name: Patrick Turner
Title: Managing Director

MAC CAPITAL, LTD.

By:	TCW Advisors, Inc., as attorney-in-fact

By:	/s/ Michael K. Parks Name: Michael K. Parks
Title: Managing Director

By:	/s/ Scott K. Fukumoto Name: Scott K. Fukumoto
Title: Vice President

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS II, LP

By:	NYLIM Mezzanine Partners II GenPar, LP
Its:	General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC
Its:	General Partner

By: Name:	/s/ James M. Barker James M. Barker
Title:	Executive Vice President

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By:	NYLIM Mezzanine Partners II GenPar, LP
Its:	General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC
Its:	General Partner

By: Name:	/s/ James M. Barker James M. Barker
Title:	Executive Vice President

SCHEDULE I
1.	The Events of Default that have occurred due to the breach of Sections 5.4, 5.14, 5.21, 8.1(b)(1) and 8.1(g) of the Purchase Agreement as a result of the malfeasance and criminal conduct of Jeff Windle.
2.	Any Events of Default that may arise from the delivery of financial statements pursuant to Section 8.1(a)(i) of the Credit Agreement to the extent such Events of Default relate to footnotes excluding the impact of the investigation into the malfeasance and criminal conduct of Jeff Windle.
3.	Any Events of Default that may arise from the delivery of Financial Officer’s Certificates pursuant to Section 8.1(a)(iv) of the Credit Agreement that contain untrue statements solely as a result of the malfeasance and criminal conduct of Jeff Windle.

Exhibit A
Form of Subordinated Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
UNSECURED PROMISSORY NOTE

$[ ]	New York, New York
Original Issuance Date: [ , 20 ___]
FOR VALUE RECEIVED, the undersigned, CAMBIUM LEARNING, INC., a Delaware corporation with its principal offices located at 313 Speen Street, Natick, Massachusetts 01760 (the “Company”), hereby promises to pay to the order of [                    ], a [                    ], with its principal offices located at c/o Veronis Suhler Stevenson, 350 Park Avenue New York, New York 10014 (the “Holder”), or its registered assigns, on the Maturity Date (as hereinafter defined) (or earlier as hereinafter provided) the principal sum of [                    ] ($[                    ]), plus all “PIK Amounts” (as hereinafter defined) added to the principal amount hereof pursuant to the terms of this Note, with interest on the unpaid principal amount of this Note from time to time as provided herein. For the purposes of this Note, the term “Maturity Date” shall mean October 11, 2014.
1.	Interest.
(a)	The Company promises to pay interest on the Accreted Principal Amount (as hereinafter defined) of this Note at the rate of fourteen percent (14%) per annum. The Company shall pay accrued interest quarterly on the last business day of each March, June, September and December during the term hereof and on the Maturity Date (each date upon which interest shall be so payable, an “Interest Payment Date”), commencing on June 30, 2008 and on each Interest Payment Date shall pay interest accrued through and including such Interest Payment Date. Interest on this Note shall accrue from the date of Original Issuance Date of this Note (as set forth on the face of this Note above) until repayment of the Accreted Principal Amount and payment of all accrued interest in full. Interest shall accrue and be computed on the basis of the actual number of days in the related period over 360 days. Through any Interest Payment Date, interest on the Accreted Principal Amount of this Note at the rate of fourteen percent (14%) per annum that shall have accrued and shall remain unpaid as of such Interest Payment Date (for any Interest Payment Date, a “PIK Amount”) shall be paid on such Interest Payment Date by addition of such PIK Amount to the principal amount outstanding under this Note. From time to time while this Note is outstanding, the PIK Amounts added to the principal amount outstanding under this Note during such fiscal year may be (but shall not be required to be) evidenced by a PIK Note and, following the Holder’s receipt of such PIK Note, shall no longer be a PIK Amount evidenced by this Note. At any time, the outstanding principal amount of this Note, including all PIK Amounts added thereto through such time and not evidenced by a PIK Note, is referred to in this Note as the “Accreted Principal Amount”.

(b)	Notwithstanding subsection (a) of this Section 1, but subject to applicable law, upon and during the occurrence of an Event of Default (as defined in Section 6 below), the Accreted Principal Amount of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand at a rate equal to the applicable interest rate in effect hereunder plus two percent (2%) (the “Default Rate”) (and such interest shall be paid by adding a PIK Amount to the Accreted Principal Amount of this Note in respect of such interest). In addition, any overdue interest on this Note shall bear interest, payable on demand at a rate equal to the applicable interest rate in effect hereunder plus two percent (2%) (and such interest shall be paid by adding a PIK Amount to the Accreted Principal Amount of this Note in respect of such interest).

(c)	In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.
2.	Principal.

Subject to Section 14 below, the Company shall pay the principal amount due under this Note including all PIK Amounts and all accrued and unpaid interest (all of which shall be payable in cash and no portion of which shall be payable by addition of a PIK Amount to the Accreted Principal Amount) on the Maturity Date.
3.	Voluntary Prepayment.
(a)	Subject to Section 14 below, this Note is subject to prepayment at the option of the Company, in whole or in part, at any time and from time to time without premium or penalty. The Company shall give written notice of voluntary prepayment of this Note or any portion thereof to the Holder not less than five (5) business days prior to the date fixed for such prepayment. Upon notice of prepayment being given by the Company to the Holder, the Company covenants and agrees that the Company shall prepay, on the date fixed for prepayment in the notice therefor, this Note or the portion hereof so called for prepayment, at the Accreted Principal Amount thereof or the portion thereof so called for prepayment together with interest accrued and unpaid thereon to but not including the date fixed for such prepayment (which interest shall be paid entirely in cash and no portion of which shall be payable by the addition of a PIK Amount to the Accreted Principal Amount).

(b)	All prepayments under this Section 3 shall include payment of accrued interest on the Accreted Principal Amount so prepaid (which interest shall be paid entirely in cash and no portion of which shall be payable by the addition of a PIK Amount to the Accreted Principal Amount) and shall be applied first to the payment of default interest, if any, then to payment of accrued and unpaid interest, if any, to but not including the date of prepayment, and thereafter to principal; provided, however, each voluntary prepayment of less than the full outstanding principal balance of this Note shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.
4.	Amendment.

Amendments and modifications of this Note shall be made only by written agreement signed by the Company and the Holder.

5.	Transfer; Registration.
(a)	The term “Holder” as used herein shall also include any registered transferee of this Note. The initial Holder by its acceptance hereof and each transferee of this Note acknowledges that this Note has not been registered under the Securities Act and the Holder agrees that, prior to any proposed transfer of this Note, if such transfer is not made pursuant to either an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the Holder will, if requested by the Company, deliver to the Company:
(i)	investment representations, in customary substance and form, reasonably acceptable to the Company, signed by the proposed transferee;

(ii)	an agreement by such transferee to the inclusion of and compliance with the restrictive investment legend set forth on this Note; and

(iii)	an agreement by such transferee to be bound by the provisions of this Section 5 relating to the transfer of such Note.
(b)	The Company shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering this Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in this Note. Upon the issuance of this Note, the Company shall record the name of the initial Holder of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Company, the Company shall, at the Company’s expense, execute and deliver a new Note of like tenor and of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder’s attorney duly authorized in writing. The Company shall not have any obligation hereunder to any person other than the registered Holder of this Note.

(c)	This Note may be transferred or assigned by the Holder at any time subject to Sections 5(a), 5(b) and 8 hereof.

(d)	In the event that the Holder intends to transfer this Note to more than one transferee, the Company shall, in good faith, cooperate with the Holder to effectuate such a transfer and to issue replacement Notes in the appropriate denominations.
6.	Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:
(a)	a default shall be made in the payment of any principal of this Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment hereof or by acceleration hereof or otherwise;

(b)	a default shall be made in the payment of any interest under this Note, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) business days;

(c)	default shall be made in the due observance or performance by the Company of any covenant, condition or agreement contained in this Note (other than those specified in paragraphs (a) or (b) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Holder to the Company;

(d)	one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $1.0 million (to the extent not covered by insurance or indemnity obligations of unaffiliated third parties) shall be rendered against the Company or any of its subsidiaries;

(e)	the Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness (other than this Note), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor (whether or not such indebtedness actually has been accelerated); provided that, it shall not constitute an Event of Default pursuant to this paragraph (e) unless the aggregate amount of all such indebtedness referred to in clauses (i) and (ii) exceeds $5.0 million at any one time;

(f)	the Company shall fail to observe or perform any term, covenant, condition or agreement contained in any, or otherwise breach or default under any, agreement that is material to its business, and such failure, breach or default gives the other party thereto the right to terminate, or to cease or suspend its performance under, such material agreement;

(g)	this Note or any material provision hereof in favor of the Holder shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any person who is not affiliated with or an agent of the Holder, seeking to establish the invalidity or unenforceability of this Note or any material provision hereof in favor of the Holder (exclusive of questions of interpretation of any provision hereof), or the Company shall repudiate or deny any portion of its liability or obligation for its obligations hereunder;

(h)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any person or its affiliates who, as of the Original Issuance Date, was a beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of any equity interests in the Company, is or becomes the beneficial owner, directly or indirectly, of equity interests in the Company representing at least 50% of the voting power of the equity interests in the Company;

(i)	an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property of the Company, under Title 11 of the United States Code entitled “Bankruptcy”, as amended, and all rules and regulations promulgated thereunder (the “Bankruptcy Code”), as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property of the Company; or (iii) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j)	the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property of the Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate.
At any time on or after an Event of Default, and notwithstanding anything in this Note to the contrary, subject to Section 14, and in addition to any rights or remedies available to the Holders (or its affiliates) at law or in equity, the Holder, in its sole and absolute discretion, may: (A) declare the whole Accreted Principal Amount then outstanding with accrued interest and any outstanding PIK Amounts (which PIK Amounts shall be payable in cash) to be immediately due and payable; and (B) from time to time, increase the rate of interest hereunder to the Default Rate; provided, however, in the case of an Event of Default under clauses (i) or (j) of this Section 6, all such amounts shall immediately, without notice, further action or deed become due and payable. The exercise of any rights by the Holder under this Section 6 shall not be deemed an election of remedies precluding the further exercise of any rights or remedies in response to or in connection with the events giving rise to such exercise.

7.	Replacement of Note.

On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of this Note), the Company, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.

8.	Successors and Assigns; Assignment.

All the covenants, stipulations, promises and agreements in this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holder and the Company. The

Company shall not assign any of its rights under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

9.	GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

10.	Waivers. The Company hereby waives presentment, demand for payment, protest and notice of protest and notice of dishonor of this Note

11.	RIGHTS, CUMULATIVE; FORBEARANCE. The rights, powers and remedies given to the Holder under this Note shall be in addition to and not in lieu of all rights, powers and remedies given to it under the law or in equity. Any forbearance, failure or delay by the Holder in exercising any right, power or remedy under this Note, or that may otherwise be available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

12.	COSTS OF COLLECTION. All expenses incurred by the Holders or any of its affiliates, including its agents (including, but not limited to, attorneys’ fees) in protecting its rights under this Note, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the Holder’s transactions with the Company, shall be paid for by the Company, and shall be added to the amount of this Note, with interest to accrue on such amounts at the default rate set forth herein, if not paid on demand.

13.	WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, OR ENFORCEMENT HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS NOTE, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS TRANSACTION, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE TRANSACTION

DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS NOTE. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE PREAMBLE TO THIS NOTE (OR AT SUCH OTHER ADDRESS AS THE COMPANY OR THE HOLDER MAY PROVIDE IN WRITING TO THE OTHER), SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.
          14. Subordination.
               (a) General Terms. For purposes of this Section 14, the following terms shall have the following meanings:
               “Administrative Agent” shall mean TCW IV, as Administrative Agent for the Purchasers under the Note Purchase Agreement.
               “Agent ” shall mean Barclays Bank PLC, as Administrative Agent under the Loan Agreement.
               “Bankruptcy Law” shall mean the Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of Company.
               “Distribution” shall mean any payment, whether in cash, in kind, by offset, securities or any other property, or security for any such Distribution.
               “Holder of Subordinated Indebtedness” shall mean the Holder, so long as it holds Subordinated Indebtedness and each other Person that has acquired and continues to hold any right or interest in any of the Subordinated Indebtedness, and any successor of the Holder or any such Person.
               “Insolvency or Liquidation Proceeding” shall mean the occurrence of any of the following: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Company or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution or winding up of Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Company, (e) Company ceases to operate its business or (f) the Company admits in writing its inability or fails generally to pay its debts as they become due.
          “Lenders” shall mean each of the financial institutions named in or which hereafter become a party to the Loan Agreement.
          “Loan Agreement” shall mean the Credit Agreement dated as of April 12, 2007, among the Company, VSS-Cambium Holdings, LLC, a Delaware limited liability company, the Subsidiary Guarantors, the Lenders, the Syndication Agents, the Documentation Agent, the Agent, the Collateral Agent and the Issuing Lender, as amended from time to time.
          “Note Purchase Agreement” shall mean Note Purchase Agreement, dated as of April 12, 2007, by and among the Company, VSS-Cambium Holdings, LLC, a Delaware limited liability company, the Purchasers from time to time party thereto and the Administrative Agent, as amended from time to time.
          “Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.
          “Purchasers” shall mean each of the Purchasers named in or which hereinafter become a party to the Note Purchase Agreement.
          “Senior Indebtedness” shall mean all Obligations (as defined in the Loan Agreement and the Note Purchase Agreement, respectively) of any kind owed by Company to: (a) Lenders and/or Agent from time to time under or pursuant to Loan Agreement, including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any Insolvency or Liquidation Proceeding) chargeable to Company by Lenders and/or Agent, and reimbursement, indemnity or other obligations due and payable to Lenders and/or Agent; and (b) Purchasers and/or Administrative Agent from time to time under or pursuant to Note Purchase Agreement, the Notes (as defined in the Note Purchase Agreement) and the other Transaction Documents (as defined in the Note Purchase Agreement) including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any Insolvency or Liquidation Proceeding) chargeable to Company by Purchasers and/or Administrative Agent, and reimbursement, indemnity or other obligations due and payable to Purchasers and/or Administrative Agent. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under any Bankruptcy Law. Senior Indebtedness shall also include any indebtedness of Company incurred in connection with a refinancing of the Senior Indebtedness under the Senior Lending Agreements.
          “Senior Lending Agreements” shall mean collectively the Loan Agreement and the Note Purchase Agreement.
          “Subordinated Indebtedness” shall mean the Accreted Principal Amount, interest and other amounts payable or chargeable from time to time in connection with this Note.

          Any other capitalized term used but not defined herein shall have the meaning given to it in the Loan Agreement.
               (b) Subordination Provisions. Subject to Section 14(j) below, in the event of the commencement of any Insolvency or Liquidation Proceeding, then (i) all Obligations (as defined in the Loan Agreement) shall be paid in full in cash, and Lenders shall have no further obligation to fund under the Loan Agreement, prior to (x) any Distribution being made on account of any Subordinated Indebtedness and (y) Company making any payments under this Note, unless the Required Lenders shall have waived in writing the benefits of this section and (ii) all Obligations (as defined in the Note Purchase Agreement) shall be paid in full in cash, prior to (x) any Distribution being made on account of any Subordinated Indebtedness and (y) Company making any payments under this Note, unless the Required Note-Holders (as defined in the Note Purchase Agreement) shall have waived in writing the benefits of this section. Subject to Section 14(j) below, in addition, if (i) any Obligations (as defined in the Loan Agreement) shall remain outstanding or Lenders shall have a further obligation to fund under the Loan Agreement, prior to (x) any Distribution being made on account of any Subordinated Indebtedness and (y) Company making any payments under this Note, the Required Lenders shall have consented to any such Distribution or payment and (ii) any Obligations (as defined in the Note Purchase Agreement) shall remain outstanding, prior to (x) any Distribution being made on account of any Subordinated Indebtedness and (y) Company making any payments under this Note, the Required Note-Holders (as defined in the Note Purchase Agreement) shall have consented to any such Distribution or payment. Subject to Section 14(j) below, any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Agent and Administrative Agent, respectively, for the benefit of the Lenders and the Purchasers pro rata in the proportions in which the Lenders and the Purchasers hold the Senior Indebtedness, until amounts owing upon Senior Indebtedness shall have been paid in full in cash and Lenders shall have no further obligation to make advances under the Loan Agreement.
               (c) Subrogation. Subject to the payment in full of all Senior Indebtedness and the termination of the agreements or instruments governing such Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 14) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 14 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.
               (d) Payments Held in Trust. Subject to Section 14(j) below, should any Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by Holder of Subordinated Indebtedness or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of Holder of Subordinated Indebtedness at a time when Holder of Subordinated Indebtedness is not permitted to receive any such Distribution or proceeds thereof, then Holder of Subordinated Indebtedness will forthwith deliver, or cause to be delivered, the same pro rata in the proportions in which the Lenders and the Purchasers hold the Senior Indebtedness, to Agent and Administrative Agent in precisely the form held by Holder of Subordinated Indebtedness or such Affiliate (except for any necessary endorsement) and until so delivered, the same shall be held in trust by Holder of Subordinated Indebtedness, or any such Affiliate, as the property of Agent and Administrative Agent, as the case may be.

               (e) Reliance by Holders of Senior Indebtedness. The Company acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the date of this Agreement, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Company hereby acknowledges and agrees that the Agent and Administrative Agent are each an intended third party beneficiary of each of the provisions of this Section 14 and no amendment or modification to this Note that adversely affects the rights of any holder of Senior Indebtedness or changes this provision may be made unless (i) if any Senior Indebtedness is outstanding under the Loan Agreement or Lenders have any obligation to make advances under the Loan Agreement, the Agent and (ii) if any Senior Indebtedness is outstanding under the Note Purchase Agreement or the Notes, the Administrative Agent, as the case may be, consent in writing to such amendment. At any time and from time to time, without consent of or notice to Holder, solely in its capacity as Holder, and not in any other capacity, and without impairing or affecting the obligations of Holder hereunder: (i) the time for the Company’s performance of, or compliance with any agreement relating to Senior Indebtedness may be modified or extended or such performance may be waived; (ii) a holder of Senior Indebtedness may exercise or refrain from exercising any rights under any agreement relating to the Senior Indebtedness; (iii) any agreement relating to the Senior Indebtedness may be revised, amended or otherwise modified for the purpose of adding or changing any provision thereof or changing in any manner the rights of the Company, any holder of Senior Indebtedness or any guarantor thereunder; (iv) payment of Senior Indebtedness or any portion thereof may be accelerated or extended or refunded or any instruments evidencing the Senior Indebtedness may be renewed in whole or in part; (v) any Person liable in any manner for payment of the Senior Indebtedness may be released by a holder of Senior Indebtedness; (vi) a holder of Senior Indebtedness may make loans or otherwise extend credit to the Company whether or not any default or event of default exists with respect to such Senior Indebtedness; and (vii) a holder of Senior Indebtedness may take and/or release any Lien at any time on any collateral now or hereafter securing the Senior Indebtedness and take or fail to take any action to perfect any Lien at any time granted therefor, and take or fail to take any action to enforce such Liens. Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Indebtedness, as the same may have been modified, extended, renewed or refunded.
               (f) Holder’s Waivers. Holder, solely in its capacity as Holder, and not in any other capacity, hereby expressly waives for the benefit of the Administrative Agent, Agent and holder(s) of Senior Indebtedness (i) all notices not specifically required pursuant to the terms of this Note whatsoever, including without limitation any notice of the incurrence of Senior Indebtedness; (ii) any claim which Holder may now or hereafter have against a holder of Senior Indebtedness arising out of any and all actions which a holder of Senior Indebtedness in good faith, takes or omits to take with respect to the Senior Indebtedness (including, without limitation, (A) actions with respect to the creation, perfection or continuation of Liens in or on any collateral security for the Senior Indebtedness, (B) actions with respect to the occurrence of an event of default under any Senior Indebtedness, (C) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Indebtedness and (D) actions with respect to the collection of any claim for all or any part of the Senior Indebtedness or the valuation, use, protection or release of any collateral security for the Senior Indebtedness); and (iii) any right to require holders of Senior Indebtedness to exhaust any collateral or marshall any assets.
               (g) Bankruptcy Issues. If the Company shall become subject to an Insolvency and Liquidation Proceeding, and if Administrative Agent, Agent, any Purchaser or any Lender shall desire to permit the use of cash collateral or to provide post-petition financing from such party to the

Company under the Bankruptcy Code, the Holder, solely in its capacity as Holder, and not in any other capacity, agrees as follows: (a) adequate notice to the Holder shall be deemed to have been provided for such consent or post-petition financing if such holder receives notice thereof three (3) Business Days (or such shorter notice as is given to Bank) prior to the earlier of (i) any hearing on a request to approve such post-petition financing or (ii) the date of entry of an order approving same and (b) no objection will be raised by such holder to any such use of cash collateral or such post-petition financing from such party. The Holder agrees, solely in its capacity as Holder, and not in any other capacity, that (a) Administrative Agent or Agent based upon their pro rata representation of the Senior Indebtedness, as applicable, or any Person whom they may designate shall (i) have the right to vote the vote such Holder’s claims in an Insolvency and Liquidation Proceeding and (ii) file proofs of claim on behalf of such Holder in an Insolvency and Liquidation Proceeding, (b) the Holder shall not file a competing claim or take any action in contravention of Administrative Agent and Agent in any Insolvency and Liquidation Proceeding and (c) such Holder shall not challenge, cooperate with a challenge, or consent to a challenge to the validity of the subordination provisions set forth in this Note.
               (h) No Impairment. Subject to the express terms and conditions of this Section 14, no right of any present or future Administrative Agent, Agent, Lender or Purchaser to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other person or entity, including, without limitation, any defect in the execution or delivery of any instrument or agreement creating, evidencing or relating to any Senior Indebtedness, any renewal, extension, modification, amendment, compromise or release of any Senior Indebtedness, any taking, release, surrender or enforcement of, or failure to enforce or perfect, any lien, collateral security or guaranty (or similar agreement) relating thereto, any settlement or compromise of any liability of the Company or any application of any sums by whomsoever paid and howsoever realized to any liability of the Company, by any invalidity, unenforceability, avoidance or subordination of any Senior Indebtedness, by any election of the application of Section 1111(b)(2) of the Bankruptcy Code, by any borrowing or grant of a security interest by the Company, as debtor-in-possession under Section 364 of the Bankruptcy Code, by the disallowance of any claim for repayment of any Senior Debt, by any non-compliance by the Company with any provision of this Section 14 regardless of any knowledge thereof which any holder of Senior Indebtedness may have or with which any such holder may otherwise be charged or by any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor or subordinated creditor.
               (i) Holder’s Capacity. Notwithstanding anything to the contrary contained herein, the provisions of this Note, including, without limitation, this Section 14 shall only apply to Holder in its capacity as Holder and shall not affect the rights of Holder in any other capacity including, without limitation, its rights as an equity holder of the Company.
               (j) Conversion of Note. Notwithstanding anything to the contrary contained herein, including, without limitation, this Section 14, the Holder may, at any time, convert, in whole or in part, the amount outstanding under this Note (including, without limitation, the Accreted Principal Amount and interest accrued thereon) to common equity of the Company, Holdings or any of their affiliates, on such terms as are acceptable to Holder.
15.	Miscellaneous.

This Note is an unsecured obligation of the Company and the Company is under no obligation to establish a sinking fund for the payment of this Note.

16.	Headings.

The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

17.	Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed as of the date first written above.

COMPANY

CAMBIUM LEARNING, INC.

By:
Name:
Title: